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                                                                      EXHIBIT 21



                    CERTAIN SUBSIDIARIES OF FAIRMARKET, INC.



                                                             JURISDICTION OF
NAME                                                         ORGANIZATION
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FairMarket Securities Corporation                            Massachusetts